UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

PROVIDIAN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12897	94-2933952
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

201 Mission Street
San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 543-0404

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Reported and Managed Net Credit Loss and Delinquency Rates. Providian Financial Corporation’s reported and managed net credit loss rates for the month ended May 31, 2005 and its 30+ day reported and managed delinquency rates as of May 31, 2005 are presented in the following table (unaudited).

	Reported	Managed

Net Credit Loss Rate (1)(2)	6.37%	8.47%

30+ Day Delinquency Rate (3)(4)	3.66%	4.86%

(1)          Represents the principal amounts of loans receivable that have been charged off, less the total amount of recoveries on previously charged-off loans, expressed as a percentage of the average loans receivable during the period, multiplied by 12. Recoveries include proceeds from the sale of charged-off receivables to third parties, and the amount of charged-off receivables sold will vary month to month and is influenced by charge-off trends, market conditions, and credit loss performance targets. Recoveries in the form of charged-off receivable sales increased in May 2005 in accordance with planned levels of sales. This increase had the effect of reducing the net credit loss rate for May 2005, which would have been modestly higher without such increase.

(2)          The May 2005 reported net credit loss rate reflects an increase during the month of approximately 17 basis points due to the designation of additional accounts to the Providian Gateway Master Trust with aggregate balances of approximately $1.20 billion.

(3)          Represents loans that are 30+ days past due as of the last day of the monthly period, divided by the total loans as of the last day of the monthly period.

(4)          The designation of additional accounts to the Trust, referenced in footnote 2 above, is estimated to have increased the reported 30+ day delinquency rate by approximately 32 basis points.

Reported net credit loss and delinquency rates exclude the impact of loans receivable removed or reclassified from loans receivable on the Company’s balance sheet through its securitizations. Managed net credit loss and delinquency rates are derived by adjusting the reported financial information to add back securitized loan balances. A reconciliation of reported and managed net credit losses, 30+ day delinquencies and loans receivable for the month ended May 31, 2005 is provided in the following table (unaudited).

(dollars in thousands)	Reported	Securitized (1)	Managed

Net Credit Losses	$41,403	$86,563	$127,966

Average Loans Receivable Balance	$7,794,303	$10,340,896	$18,135,199

Net Credit Loss Rate	6.37%		8.47%

30+ Day Delinquencies	$294,881	$598,066	$892,947

End of Month Loans Receivable Balance	$8,053,677	$10,301,799	$18,355,476

30+ Day Delinquency Rate	3.66%		4.86%

(1)          The securitized amounts provide a reconciliation between reported and managed financial disclosures in accordance with the Securities and Exchange Commission Regulation G. The securitized amounts are not the equivalent of loan balances transferred to the Company’s securitization trust because they exclude the senior seller’s interest in such loans. The senior seller’s interest, which is an undivided interest in the loans transferred to the securitization trust, is included in reported loans receivable. The securitized amounts include the seller’s interest subordinated component, which represents the Company’s retained interest in outstanding accrued interest and fees that are allocated to securityholders’ interests and is reported in due from securitizations on the Company’s balance sheet.

Providian Gateway Master Trust Net Credit Loss and Delinquency Rates. Providian Gateway Master Trust’s net credit loss rate for the month ended May 31, 2005 and its 30+ day delinquency rate as of May 31, 2005 are presented in the following table (unaudited).

Trust Net Credit Loss Rate (1)(2)	10.28%

Trust 30+ Day Delinquency Rate (3)(4)	6.49%

(1)          Principal charge-offs for the monthly period for loans in the Trust less the total amount of recoveries on previously charged-off loans, divided by the principal receivables outstanding in the Trust as of the last day of the prior monthly period, multiplied by 12. Recoveries include proceeds from the sale of charged-off receivables to third parties, and the amount of charged-off receivables sold will vary month to month and is influenced by charge-off trends, market conditions, and credit loss performance targets. Recoveries in the form of charged-off receivable sales increased in May 2005 in accordance with planned levels of sales. This increase had the effect of reducing the net credit loss rate for May 2005, which would have been modestly higher without such increase. During a month in which an addition of accounts to the Trust takes place, the weighted average principal receivables outstanding in the Trust is used as the denominator (calculated based on the principal receivables outstanding in the Trust as of the last day of the prior monthly period and the principal receivables outstanding in the Trust immediately following such addition).

(2)          The May 2005 Trust net credit loss rate reflects a decrease during the month of approximately 12 basis points due to the designation of additional accounts to the Providian Gateway Master Trust with aggregate balances of approximately $1.20 billion.

(3)          Total loans in the Trust that are 30+ days past due as of the last day of the monthly period, divided by the total loans in the Trust as of the last day of the monthly period.

(4)          The designation of additional accounts to the Trust, referenced in footnote 2 above, is estimated to have decreased the Trust 30+ day delinquency rate by approximately 27 basis points.

Providian Gateway Master Trust Excess Spread. Series-specific three-month average excess spreads for the Providian Gateway Master Trust for the month ended May 31, 2005 are presented in the following table.

Excess Spread by Series (1)

(unaudited)

	Three-Month Average Excess Spread	Principal Amount of Investor Securities (2)	Class A Expected Final Payment Date

Series 2000-A	11.16%	$183,330,000	April 15, 2005 (3)
Series 2000-B	8.65%	$625,000,000	September 15, 2005
Series 2001-B	8.73%	$850,000,000	April 17, 2006
Series 2001-D	8.63%	$650,000,000	May 15, 2008
Series 2001-E	8.69%	$650,000,000	June 15, 2006
Series 2001-G	8.69%	$400,000,000	July 15, 2008
Series 2001-H	8.58%	$375,000,000	September 15, 2006
Series 2002-B	8.77%	$898,027,000	December 15, 2005
Series 2003-A	8.92%	$500,000,000	December 15, 2006
Series 2004-A	9.02%	$750,000,000	March 15, 2007
Series 2004-B	9.13%	$650,000,000	July 17, 2006
Series 2004-C	8.84%	$230,000,000	September 15, 2006 (4)
Series 2004-D	8.98%	$650,000,000	September 17, 2007
Series 2004-E	8.62%	$564,814,800	November 15, 2007
Series 2004-F	8.37%	$385,843,500	November 15, 2007 (5)
Series 2004-G	7.84%	$400,000,000	December 15, 2005 (4)

(1)          Excess spread for a series is based on the series’ portfolio yield (generally, finance charge, fee, and interchange collections allocated to the series minus principal charge-offs, net of recoveries including proceeds from the sale of charged-off loans to third parties, allocated to the series) less the series’ base rate (generally, interest payable to series investors, servicing fees allocated to the series, and, for some series, certain fees payable to third-party credit enhancers), in each case measured as a percentage of the series’ invested amount. The excess spread is an annualized rate. A pay out event for a series will occur, and early amortization of the series will begin, if the three-month average excess spread for the series is less than 0%.

(2)          Principal amounts are as of May 31, 2005. These exclude the principal amounts of subordinated classes retained by Providian National Bank or held by its affiliates.

(3)          The Series 2000-A Class A Certificates were paid in full on April 15, 2005. The last expected payment date for the Series 2000-A investor securities is July 15, 2005.

(4)          Series 2004-C and 2004-G do not have a Class A Expected Final Payment Date. These series have a scheduled amortization period for the payment of principal for which the initial payment date is listed in the table above. Commencement of the scheduled amortization period is subject to extension under certain circumstances.

(5)          The Series 2004-F principal amount of investor securities includes $35,843,500 of Series 2004-F asset backed notes sold by Providian National Bank on May 11, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDIAN FINANCIAL CORPORATION
(Registrant)

Date: June 15, 2005	By:	/s/ Anthony F. Vuoto
Anthony F. Vuoto
Vice Chairman and Chief Financial Officer